                                       As filed with the Securities and Exchange
                                                Commission on February 24, 2000.
                                                   REGISTRATION NO. 333-


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PUMA TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         DELAWARE                                            77- 0349154
        ----------                                           -----------
   (STATE OF INCORPORATION)                      (I.R.S. Employer Identification
                                                               Number)



                          2550 NORTH FIRST STREET, #500
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 321-7650
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                   NETMIND TECHNOLOGIES, INC. 1997 STOCK PLAN
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                         1998 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)


                                   KELLY HICKS
             VICE PRESIDENT, OPERATIONS AND CHIEF FINANCIAL OFFICER
                          2550 NORTH FIRST STREET, #500
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 321-7650
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:


                              SUSAN J. SKAER, ESQ.
                         GENERAL COUNSEL ASSOCIATES LLP
                               1891 LANDINGS DRIVE
                             MOUNTAIN VIEW, CA 94043
                                 (650) 428-3900

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

=========================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                               Proposed              Proposed
     Title of                           Maximum                 Maximum              Maximum
    Securities                           Amount                Offering             Aggregate              Amount of
       to be                             to be                 Price Per             Offering            Registration
    Registered                         Registered                Share                Price                   Fee
------------------------------ ---------------------------- ----------------- ----------------------- -------------------
Common Stock, $.001 par
value.......................       400,618 shares (1)       $ 18.11(2)            $7,253,345(2)            1,914.88
Common Stock,
$.001 par value.............      1,000,000 shares(3)       $113.50             $113,500,000(4)          $29,964.00

    TOTAL...................      1,400,618 shares(1)          ----             $120,753,345(2)          $31,878.88

------------------------------ ---------------------------- ----------------- ----------------------- -------------------

(1) This subtotal represents the sum of shares issuable upon exercise of presently outstanding options that have been granted under the NetMind 1997 Stock Plan and were assumed by Registrant in connection with the closing of the merger of Rocket Kitty Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Puma, with and into NetMind under which NetMind will become a wholly-owned subsidiary of Puma.

(2) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(3) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the Puma Amended and Restated 1993 Stock Option Plan and the Puma 1998 Employee Stock Purchase Plan, as of the date of this Registration Statement.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 18, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.


PART II:

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

      The following documents and information heretofore filed by Puma Technology, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

      (a) Registrant's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for Registrant's latest fiscal year ended July 31, 1999.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

      (c) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed on November 8, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

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      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

      The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8   EXHIBITS

      Exhibit
      Number    Document
       4.1      NetMind Technologies, Inc. 1997 Stock Plan.

       4.2      Amended and Restated 1993 Stock Option Plan.

       4.3      1998 Employee Stock Purchase Plan. (Incorporated by reference to the
                Company's Annual Report on Form 10-K filed with the Securities and
                Exchange Commission on October 29, 1999.)

       5.1      Opinion of General Counsel Associates LLP.

      23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

      23.2      Consent of General Counsel Associates LLP (contained in Exhibit 5.1 hereto).

      24.1 Power of Attorney (included on the signature page to the Registration Statement; see page 5).

ITEM 9.  UNDERTAKINGS

         A.     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, PUMA TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 22, 2000.

                                    PUMA TECHNOLOGY, INC.

                                    By:  /s/ KELLY J. HICKS
                                        ----------------------------------------
                                    Kelly J. Hicks, Vice President of Operations
                                    and Chief Financial Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly J. Hicks, Karen Ammer and Susan J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 22, 2000 in the capacities indicated.

            SIGNATURES                                        TITLE
         /s/MICHAEL M. CLAIR                         Chairman of the Board of Directors
----------------------------------------
         MICHAEL M. CLAIR

         /s/BRADLEY A. ROWE                          President, Chief Executive Officer and Director
----------------------------------------             (Principal Executive Officer)
         BRADLEY A. ROWE

         /s/KELLY J. HICKS                           Vice President of Operations and
----------------------------------------             Chief Financial Officer
         KELLY J. HICKS                              (Principal Financial and Accounting Officer)

                                                     Director
----------------------------------------
         STEPHEN A. NICOL

         /s/ TYRONE F. PIKE                          Director
----------------------------------------
         TYRONE F. PIKE

         /s/ M. BRUCE NAKAO                          Director
----------------------------------------
         M. BRUCE NAKAO

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                   DOCUMENT
  -------                  --------
   4.1     NetMind Technologies, Inc. 1997 Stock Plan.

   4.2     Amended and Restated 1993 Stock Option Plan.

   5.1     Opinion of Counsel as to Legality of Securities Being Registered.

   23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2 Consent of General Counsel Associates LLP (contained in Exhibit 5.1 hereto).

   24.1    Power of Attorney (included on the signature page to the Registration
           Statement; see page 5).